UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 6, 2009

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

In a press release issued March 9, 2009, the Company announced that it revised its fiscal year 2009 earnings guidance to a range of $1.45 to $1.60 per diluted share. The Company's previous guidance was a range of $1.55 to $1.65 per diluted share. The revised guidance for fiscal year 2009 reflects the following assessments by Company management:

-- Gross customer additions forecasted at 1 - 1.5% in the Company's North Carolina, South Carolina and Tennessee service areas

-- Continuing energy conservation practices by the Company's residential and commercial customers

-- A reduction in energy demand by the Company's industrial and power generation customers

-- The continuation of the Company's business process improvement and cost management programs

-- Utility capital expenditures totaling $176 million are forecasted for 2009, a reduction of $70 million, including $54 million for the deferral of the Robeson LNG storage project and $16 million for the deferral of pipeline infrastructure to serve new gas-fired power generation markets in North Carolina

-- The deferral of the need to issue $125 million of new long-term debt in 2009

-- Resumption of the Company's common stock repurchase program for the number of shares issued in fiscal year 2009 under the Company's Dividend Reinvestment Program and other stock based programs

This guidance contains forward-looking statements, and is based on management’s current expectations and information currently available and is believed to be reasonable and is made in good faith. However, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the statement. Factors that may make the actual results differ from anticipated results include, but are not limited to, rate of customer growth, new legislation and regulations and application of existing laws and regulations, regulatory issues, economic and capital market conditions, the cost and availability of natural gas, competition from other energy providers, weather conditions and other uncertainties, all of which are difficult to predict and some of which are beyond the Company's control. For these reasons, you should not rely on these forward-looking statements when making investment decisions. Forward-looking statements are only as of the date they are made and the Company does not undertake any obligation to update publicly any forward-looking statement, either as a result of new information, future events or otherwise except as required by applicable laws and regulations. More information about the risks and uncertainties relating to these forward-looking statements may be found in the Company's latest Form 10-K and Form 10-Q and its other filings with the Securities and Exchange Commission (SEC), which are available on the SEC’s website at http://www.sec.gov.

Item 8.01 Other Events.

At its regularly scheduled meeting held on March 6, 2009, the Company’s Board of Directors declared a quarterly dividend on common stock of 27 cents per share, payable on April 15, 2009 to holders of record at the close of business on March 25, 2009.

Also at its March 6, 2009 meeting, the Board of Directors approved an amendment to the Company’s Common Stock Open Market Purchase Program to increase by 4,000,000 the number of shares of Common Stock that the Company is authorized to purchase on the open market. The total number of shares of Common Stock that the Company is authorized to purchase under the Common Stock Open Market Purchase Program is now 7,010,074. These purchases are permitted in connection with the Company’s Dividend Reinvestment and Stock Purchase Plan, Employee Stock Purchase Plan and Executive Long-Term Incentive Plan or to reduce outstanding equity capital.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

March 12, 2009	By:	Jose M. Simon

Name: Jose M. Simon
Title: Vice President and Controller